PURCHASE AND SALE CONTRACT

                                     between

                             BEACON PROPERTIES, L.P.

                                   as "Seller"

                                       and

                       CALI REALTY ACQUISITION CORPORATION

                                   as "Buyer"

                       ONE, TWO, THREE AND FIVE WESTLAKES

                              WESTLAKES OFFICE PARK

                        TREDYFFRIN TOWNSHIP, PENNSYLVANIA

                              as of April __, 1997


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         Table of Contents
         -----------------


ARTICLE 1          Description of Property

ARTICLE 2.        Sale Subject to Leases

ARTICLE 3.        Purchase Price and Payment

ARTICLE 4.        Form of Conveyance

ARTICLE 5.        Closing

ARTICLE 6.        Approvals and Conditions to Buyer's Obligations

ARTICLE 6A.       Conditions Precedent

ARTICLE 7.        Default

ARTICLE 8.        Entire Agreement Herein

ARTICLE 9.        Damage or Destruction: Condemnation

ARTICLE 10.       Representations and Warranties of Seller

ARTICLE 11.       Operations

ARTICLE 12.       Apportionment of Taxes and Other Charges

ARTICLE 13.       Broker

ARTICLE 14.       Recording

ARTICLE 15.       Notices

ARTICLE 16.       Captions
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ARTICLE 17.       Successors and Assigns

ARTICLE 18.       Closing Costs

ARTICLE 19.       Governing Law

ARTICLE 20.       Multiple Counterparts

ARTICLE 21.       Representations and Warranties of Buyer

ARTICLE 22.       Post-Closing Obligations

ARTICLE 23.       Duties and Responsibilities of Escrow Agent

ARTICLE 24.       Like Kind Exchange

ARTICLE 25.       Conditions Precedent To Closing

ARTICLE 26.       Miscellaneous

ARTICLE 27.       Title Matters.


Exhibits
--------

Exhibit A         Description of Real Property
Exhibit B         Personal Property
Exhibit C         Leases and Rent Roll
Exhibit C-1       Form of Lease
Exhibit D         Form of Deed
Exhibit E         Intentionally Omitted

Exhibit F         Form of Assignment and Assumption Agreement (re: Leases)
Exhibit G         Form of Assignment and Assumption Agreement (re: Contracts)
Exhibit H         Form of FIRPTA Affidavit
Exhibit I         Operating Contracts

Exhibit J         Litigation, etc.
Exhibit K         Tenant Estoppel Certificate
Exhibit L         Tenant Notices
Exhibit M         Brokerage Commissions
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                           PURCHASE AND SALE CONTRACT

         THIS AGREEMENT (the "Contract") made as of this _______ day of April, 1997, by and between BEACON PROPERTIES, L.P., having an office at 50 Rowes Wharf, Boston, Massachusetts 02110 (hereinafter referred to as "Seller"), and CALI REALTY ACQUISITION CORPORATION, having an office at 11 Commerce Drive, Cranford, New Jersey, 07016-3599 (hereinafter referred to as "Buyer").

         WITNESSETH THAT, Seller owns the land described on Exhibit A hereto together with the buildings and improvements thereon, comprising those office buildings commonly known as One, Two, Three and Five Westlakes, Westlakes Office Park, Tredyffrin Township, Chester County, Pennsylvania.

         WITNESSETH FURTHER THAT, Seller desires to sell and Buyer desires to purchase the Property (as hereinafter defined) on the terms and subject to the conditions set forth herein.

         WITNESSETH FURTHER THAT, for the consideration hereinafter named, and for other good and valuable consideration, receipt and sufficiency of which is acknowledged hereby, the parties do hereby agree as follows:

         ARTICLE 1. Description of Property: Seller agrees to sell and Buyer agrees to buy upon the terms and conditions hereinafter set forth:

         (a) (i) Certain premises located in the Tredyffrin Township, County of Chester, State of Pennsylvania, commonly known as One, Two, Three and Five Westlakes, Westlakes Office Park, as more particularly described in Exhibit A attached hereto and incorporated herein by reference, together with all right, title and interest of Seller in and


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to any land lying in the bed of any street (opened or proposed) adjacent to or abutting or adjoining such premises, together with all rights, privileges, rights of way and easements appurtenant to such premises, including, without limitation, all minerals, oil or gas on or under such premises, development rights, air rights, water rights, sewer rights and any easements, rights of way or other interests in, on, or under any land, highway, alley, street or right of way abutting or adjoining such premises (all of the foregoing, the "Real Property"), (ii) all buildings and other improvements located thereon (the "Improvements", and, together with the Real Property, the "Premises"), and (iii) all items of personal property, fixtures, equipment and inventory owned by Seller and located on the Premises or used exclusively in connection with the ownership or operation of the Premises, described in Exhibit B attached hereto and incorporated herein by reference excluding, however, those items of personal property, fixtures, equipment and inventory specifically listed on Exhibit B as being excluded, and otherwise including, without implied limitation, whether or not listed on Exhibit B, and if and to the extent located in or on the Premises, all furniture, fixtures, equipment, machines, apparatus, appliances, supplies and personal property of every nature and description and all replacements thereof (collectively, the "Personal Property"). All items referred to in clauses (i), (ii) and (iii) are herein sometimes collectively referred to as the "Property"; and

         (b) (i) all leases and other contracts with respect to the use and occupancy of the Premises, together with all amendments and modifications thereto and any guaranties provided thereunder (individually, a "Lease", and collectively, the "Leases"), the amount deposited (the "Security Deposit") under any Lease in the nature of security for the performance of the obligations of the tenant or user (individually a "Tenant", and collectively, the "Tenants") under the leases and rents, additional rents, reimbursements, profits, income, receipts payable after the Closing Date, hereinafter defined;

             (ii) all trademarks and tradenames used in connection with the Premises, including without limitation the name "Westlakes", "Westlakes Office Park" and any other name by which the Premises is commonly known, and all goodwill, if any, related


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to said names, all for which Buyer shall have the sole and exclusive rights after the Closing hereinafter defined occurs (collectively, the "Tradenames");

            (iii) all permits, licenses, guaranties, approvals, certificates and warranties relating to the Premises and the Personal Property (collectively, the "Permits and Licenses"), all of Seller's right, title and interest in and to those contracts and contracts for the servicing, maintenance and operating of the Premises ("Service Contracts") and telephone numbers in use at any of the Premises (together with the Permits and Licenses and the Service Contracts, the "Intangible Property");

            (iv) copies of all books, records, promotional material, tenant data, leasing material and forms, past and current rent rolls, files, statements, market studies, keys, plans, specifications, reports, tests and other materials of any kind owned by or in the possession of Seller which are or may be used by Seller in the use and operation of the Premises or Personal Property (collectively, the "Books and Records"), Buyer agreeing that Seller may retain copies, or originals of the same; and

            (v) all other rights, privileges and appurtenances owned by Seller, if any, and in any way related to the rights and interests described above in this Section.

         ARTICLE 2. Sale Subject to Leases: Subject to the provisions of Article 4 hereof, the Premises will be conveyed subject to certain leases (hereinafter called the "Leases") described in Exhibit C attached hereto and incorporated herein by reference, or as hereafter added pursuant to the provisions of Article 11 hereof.

         ARTICLE 3. Purchase Price and Payment: (a) The total purchase price (the "Purchase Price") for the Property is SEVENTY-TWO MILLION FIVE HUNDRED THOUSAND and 00/100 Dollars ($72,500,000.00) which shall be payable at the Closing, as hereinafter defined, in lawful currency of the United States of America in immediately available funds by wire transfer to an account designated by Seller in writing.

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         (b) As security for Buyer's performance hereunder, a deposit of FIVE
HUNDRED THOUSAND and 00/100 Dollars ($500,000.00) is being paid by Buyer simultaneous with the execution of this Contract to Commonwealth Land Title Insurance Company (the "Escrow Agent") which shall maintain it in a federally insured interest-bearing money market account and disburse it according to the terms of this Contract. The amount deposited with Escrow Agent, together with all interest earned thereon, is hereinafter referred to as the "Deposit". The Deposit (including any interest thereon) shall be applied in reduction of the Purchase Price payable at the Closing. Escrow Agent's duties and responsibilities are governed by the terms of Article 23 hereof.

         (c) The payment required at the Closing shall be increased or decreased, as the case may be, to account for all items to be apportioned or prorated pursuant to this Contract.

         ARTICLE 4. Form of Conveyance: (a) Subject to the provisions of ARTICLE 27, the Premises shall be conveyed in fee simple absolute, subject, however to those matters set forth on Exhibit A, by a good and sufficient special warranty deed (the "Deed") in substantially the form attached hereto as Exhibit D, running to Buyer or, subject to the provisions of Article 17 hereof, to such assignee (to the extent permitted by Article 17(b) herein) as Buyer designates by written notice to Seller at least three (3) business days prior to the Closing. The Deed shall be in proper form for recording and shall be duly executed, acknowledged and delivered by Seller at the Closing.

         (b) Delivery of the Deed hereunder shall, for all purposes, constitute and be deemed to be a transfer of all items of the Personal Property, Intangible Property and Books and Records without the necessity of any further act, agreement, instrument of assignment or transfer or otherwise.

         ARTICLE 5. Closing: (a) The closing of the transactions contemplated hereunder (the "Closing") shall take place at 10:00 o'clock a.m. on April 29, 1997, (the


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"Closing Date") at the offices of Seller at the Property or at such other location in Pennsylvania as the parties shall designate in writing at least five
(5) business days prior to the Closing Date. Either party, by notice to the other sent prior to the Closing Date may extend the Closing Date, to a date up to, but not beyond, May 9, 1997, after which, time is of the essence of this Contract.

         (b) At the Closing, Seller shall deliver the following documents in the forms attached hereto or otherwise, reasonably satisfactory in form and substance to Seller and Buyer and their respective counsel, properly executed and acknowledged as required:

                  (i)      The Deed;

                  (ii)     Intentionally Omitted;

                  (iii) An original of an Assignment and Assumption Agreement relating to the Leases and Security Deposits (hereinafter defined) in the form attached hereto as Exhibit F (the "Lease Assignment");

                  (iv) Originals of all Leases, any renewals thereof, all amendments thereto and all guarantees thereof, to the extent in Seller's possession or control, or otherwise if Seller, using good faith efforts to locate the same, is unable to deliver originals of the same, copies of such Leases and other documents certified by Seller to be true, complete and correct will be delivered at the site;

                  (v) An original of an Assignment and Assumption Agreement in the form attached hereto as Exhibit G relating to those Operating Contracts (as hereinafter defined) which Buyer elects to assume in accordance with the provisions of Article 10


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                           (vii) hereof (the "Contract Assignment") and
                           originals of those Operating Contracts so assigned;

                  (vi) Originals or copies of all certificates of occupancy in Seller's possession or control for all of the Improvements which form a part of the Property and all tenant-occupied space included within such buildings;

                  (vii) To the extent in Seller's possession or control, originals or copies of (a) all warranties, guarantees, operating manuals and as-built plans and specifications for the Improvements, if any, with respect to the Property or Leases and (b) all land use, environmental, traffic and building permits, licenses, variances and the like;

                  (viii) A certification of non-foreign status in the form attached hereto as Exhibit H;

                  (ix) Evidence satisfactory to Buyer and Buyer's title insurance company (the "Title Company") that all necessary approvals and/or consents by the general partner of Seller and its directors have been delivered and such other evidence satisfactory to the Title Company of Seller's authority and the authority of the signatory on behalf of Seller to convey the Property pursuant to this Contract;

                  (x) All Security Deposits (as hereinafter defined), together with accrued interest thereon;

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                  (xi)     Affidavits sufficient for the Title Company to delete
                           any exceptions for parties in possession (other than tenants under the Leases, as tenants only) and mechanics' or materialmen's liens from an owner's title insurance policy for the Premises (the "Title Insurance");

                  (xii)    A Rent Roll certified by Seller as of the Closing
                           Date;

                  (xiii) If requested by Escrow Agent, an authorization to Escrow Agent to release the Deposit to Buyer;

                  (xiv) An original of a closing statement setting forth the Purchase Price, the closing adjustments and prorations and the application thereof at the Closing (the "Closing Statement");

                  (xv) Original tenant notification letters for each tenant under a Lease in a form to be drafted by Buyer and satisfactory to Seller and original notification letters to all parties to Operating Contracts and other contracts to be assumed by Buyer, if any;

                  (xvi)    An original 1099-B Certification;

                  (xviii) Evidence of payment to the Broker, hereinafter defined;

                  (xix) If and to the extent applicable pursuant to the appropriate provisions of ARTICLE 9 hereof, all instruments as shall be reasonably required for the conveyance to Buyer of all


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                           right, title and interest, if any, of Seller in and
                           to any award or payment made, or to be made, (i) for any taking in condemnation, eminent domain or contract in lieu thereof of land adjoining all or any part of the Improvements, (ii) for damage to the Premises or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and (iii) for any taking in condemnation or eminent domain of the Premises;

                  (xx) Any instruments reasonably required by Buyer evidencing the assignment of Tradenames;

                  (xxi) All other original documents or instruments referred to herein, including without limitation the Service Contracts, Licenses and Permits and Books and Records, or copies of the same certified by Seller to be true, correct and complete where Seller, using its reasonable efforts, is unable to deliver originals;

                  (xxii) Such transfer tax, gains or other similar forms required by law;

                  (xxiii) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transaction contemplated by this Contract; and

                  (xxiv) A certificate of the Seller to the effect that all of the warranties and representations made by Seller herein are true and correct in all material respects as of the Closing Date.

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         (c) At the Closing, Buyer shall deliver, or cause to be delivered, the following payment and documents, reasonably satisfactory in form and substance to Seller and Seller's counsel properly executed and acknowledged as required:

                  (i)      The Purchase Price as adjusted;

                  (ii)     An original of the Lease Assignment;

                  (iii)    An original of the Contract Assignment;

                  (iv)     An original of the Closing Statement;

                  (v) Such transfer tax, gains or other similar forms required by law; and

                  (vi) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transaction contemplated by this Contract.

         (d) The Closing shall not be deemed to be completed until all documents and payments as aforesaid have been properly delivered (and recorded where appropriate) to the satisfaction of all parties.

         (e) It shall be a condition precedent to the Buyer's obligation to proceed with the Closing that the Buyer shall have received confirmation (individually a "Confirmation" and collectively "Confirmations") of the original estoppel certificates previously delivered by Seller to Buyer in the form of Exhibit K annexed hereto and hereby made a part hereof and without any material qualification from each and every tenant under a Lease or Leases of space aggregating at least 12,000 square feet of floor space (a "Major Lease"), at least three (3) of the four (4) tenants of the Property under a


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Lease or Leases of space aggregating at least 8,000 square feet of floor space but not more than 11, 999 square feet of floor space (a "Minor Lease") and tenants leasing at least 50% of the occupied rentable area of the Premises that is not the subject of a Major Lease or a Minor Lease. In the event that such condition shall not have been fulfilled at the Closing, Buyer shall have the right as its sole remedy to cancel and terminate this Contract by written notice delivered to Seller at the Closing, in which event the parties shall direct the Escrow Agent to return the Deposit to Buyer and the obligations of the parties under this Contract shall terminate except for Buyer's Surviving Obligation, hereinafter defined. Seller shall use good faith efforts to obtain as many Confirmations as possible notwithstanding the requirements of this subsection
(e).

         (f) The acceptance of the Deed by the recordation thereof shall be deemed to be full performance and discharge of every agreement and obligation herein contained or expressed except such as are, by the terms hereof, to survive the Closing.

         ARTICLE 6.  Approvals and Conditions to Buyer's Obligations:

         (a) Seller acknowledges the Buyer intends to conduct an investigation of the Property, which may include examination of all structural and mechanical aspects thereof, review of any and all documentation with respect to the Property including without limitation its income and expenses, Leases and tenant files, records of repairs and capital improvements, examination of the title to the Property, inspecting the Property, conducting tests at the Property, including, without limitation, soil sampling, boring and investigation, ground water investigation and engineering studies (all in accordance with the provisions of this Contract) to determine the presence or absence Contaminants, hereinafter defined, obtaining a current as-built survey thereof, and determining the compliance of the Property with all applicable laws, (including, without limitation, the laws ("environmental laws") referred to below in the definition of "Contaminants"), rules, codes and regulations.

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         The term "Contaminants" shall mean any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in the Clean Streams Law, 35 Pa. Cons. Stat. Ann. ss.691.1 et. seq., Solid Waste Management Act, 35 Pa. Cons. Stat. Ann. ss.6018.101 et. seq., Pennsylvania Storage Tank and Spill Prevention Act, 35 Pa. Cons. Stat. ss.6020.101 et. seq. (1988), and the Pennsylvania Underground Storage Act, 58 Pa. Cons. Stat. ss.451 et. seq. (1978), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et. seq., the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. (9601 et. seq. "CERCLA") or the Water Pollution and Control Act, 33 U.S.C. ss.1251 et. seq., together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof, including, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde, radon and petroleum products and petroleum based derivatives; provided, however, that where a statute, ordinance, code, rule, regulation, order, directive or requirement defines any of these terms more broadly than another, the broader definition shall apply.

         Notwithstanding anything to the contrary contained in this Contract, Seller acknowledges the Buyer shall have the right in its sole and absolute discretion, upon its disapproval of any of the information it receives, to terminate this Contract. In the event Buyer fails notify Seller that it intends to terminate the Contract by written notice on or before April 14, 1997, Buyer shall be deemed to have terminated this Contract. If Buyer notifies Seller in writing of its election to terminate this Contract by April 14, 1997, this Contract shall be terminated. In the event this Contract is deemed to have terminated as aforesaid or is terminated by Buyer as aforesaid, the Deposit shall be returned to Buyer forthwith. In such case, upon the return of the Deposit to Buyer all obligations of the parties hereto shall cease and this Contract shall be terminated and the parties shall be without further recourse or remedy hereunder other than Buyer's indemnity to Seller set forth in Article 6(b) below (the "Surviving Obligation").

         (b) Seller shall make the Property available to Buyer and its agents, consultants and engineers for such inspections and tests as Buyer deems appropriate,


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including for Buyer's engineering inspection(s), Contaminants inspections, site evaluations, and such other inspections and tests as Buyer deems appropriate. In addition, Seller will deliver to Buyer, promptly after request, true and complete copies of all test borings, environmental reports, surveys, title materials and engineering and architectural data and the like relating to the Premises that are in Seller's possession or under its control. In the event any additional materials or information concerning the same come within Seller's possession or control after the date of this Contract, Seller shall promptly submit true and complete copies of such additional materials or information to Buyer. Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all loss, cost or damage to the Property arising out of actions taken by Buyer or its agents, engineers or consultants. Buyer shall provide or shall cause its consultants to provide Seller with evidence of $5,000,000 liability insurance (which insurance may take the form of primary and so-called umbrella insurance, if Buyer so elects) naming Seller as an additional insured prior to entering the Property. Buyer shall give Seller at least three (3) business days prior notice of any visits or tests describing who will visit and the nature of the visit or tests. Seller shall be entitled to have a representative present during any visits or tests. Buyer shall not interview or meet with tenants of the Property or any of Seller's vendors with respect to the Property without in each instance receiving Seller's prior written consent thereto which may be granted or withheld in Seller's sole and absolute discretion. No invasive tests shall be conducted without written consent which may be granted or withheld in Seller's sole discretion, and all investigations shall be subject to the rights of tenants and their employees, agents and invitees and shall be done in a manner which minimizes disruption to tenants and their employees, agents and invitees.

         (c) Except as set forth in this Agreement, the Property is being acquired by Buyer in an "AS IS" condition and "WITH ALL FAULTS" existing as of the Closing Date. Except as expressly set forth in this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by Seller or by any officer, person, firm, agent or representative acting or purporting to act on behalf of


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the Seller as to condition or repair of the Property or the value, expense of operation, or income potential thereof or as to any other fact or condition which has or might affect the Property or the condition, repair, value, expense of operation or income potential of the Property or any portion thereof. Except with respect to (i) a breach by Seller of any representation or warranty expressly contained herein and the remedies therefor specifically provided herein and (ii) any matter for which Seller may be liable under any applicable law governing the use, storage, transmittal or release of asbestos or hazardous materials or substances in or on, or radon in or the environmental conditions of, the Property commenced against Buyer after the Closing for any incident which occurred prior to the Closing if such incident, or the results or effects thereof, is or are not revealed in the Environmental Reports, hereinafter defined, or in any and all environmental reports prepared by or for Buyer in connection with its performance of its investigations hereunder (Buyer agreeing with Seller that, in that connection, Buyer shall either cause to be prepared and delivered to it at least a so-called "Phase I" investigation and report of such conditions at the Property by Environmental Waste Management Associates, Inc. or arrange to have the Phase I environmental report furnished to Buyer by Seller certified directly to Buyer by the preparer thereof), Buyer hereby releases Seller and any affiliate of Seller from any and all liability in connection with any claims which Buyer may have against Seller or such affiliates, and Buyer hereby agrees not to assert any claim for contribution, cost, recovery or otherwise against Seller or any such affiliate relating directly or indirectly to the existence of asbestos or hazardous materials or hazardous substances in or on, radon in or environmental conditions of, the Property, whether known or unknown. The parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Exhibits hereto annexed, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, or with the parties satisfied with the opportunity afforded for investigation, neither party relying upon any statement or representation by the other unless such statement or representation is specifically embodied in this Agreement or the Exhibits annexed hereto. Buyer acknowledges that Seller has allowed Buyer to inspect the Property fully and


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investigate all matters relevant thereto and that, although Seller has provided the Environmental Reports to Buyer, Buyer is not relying on and shall not rely on the same, and, except with respect to information provided by Seller to Buyer and Seller's warranties and representations contained in this Agreement, has required Buyer to rely solely upon the results of Buyer's own inspections or other information obtained or otherwise available to Buyer, provided that the foregoing shall not diminish the rights provided to Buyer in this Agreement with respect to any representations or warranties expressly made by Seller in this Agreement.

         ARTICLE 7. Default: (a) In the event Seller fails to convey title in accordance herewith, as its sole remedy Buyer shall have any one of the following rights and remedies:

                  (i) Buyer shall have the right to terminate this Contract by notice to Seller, in which event the Deposit together with interest thereon shall be paid to Buyer, and all obligations of the parties under this Contract shall terminate except for Buyer's Surviving Obligation;

                  (ii) Buyer shall have the right to waive the breach or default and proceed to Closing in accordance with the provisions of this Contract without adjustment of the Purchase Price;

                  (iii) Buyer may seek specific performance and in that connection petition the court for the payment of its costs, including, without limitation, the reasonable attorneys' fees incurred in seeking such relief; or

                  (iv) Buyer shall have the right to sue Seller for damages (which may include, without limitation, costs, including, without


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                           limitation, reasonable attorneys' fees, incurred in
                           bring such suit) if and only if Seller shall sell the Property in violation of the provisions of this Agreement.

         (b) In the event of a default by Buyer hereunder, the Deposit shall be retained by Seller as liquidated and exclusive damages, and Seller shall have no further recourse or remedy at law or in equity other than with respect to the Surviving Obligation.

         ARTICLE 8. Entire Agreement Herein: The parties understand and agree that their entire agreement is contained herein and that no warranties, guarantees, statements, or representations shall be valid or binding on a party unless set forth in this Contract. It is further understood and agreed that all prior understandings and agreements heretofore had between the parties are merged in this Contract which alone fully and completely expresses their agreement and that the same is entered into after full investigation, neither party relying on any statement or representation not embodied in this Contract. This Contract may be changed, modified, altered or terminated only by a written agreement signed by the parties hereto.

         ARTICLE 9. Damage or Destruction: Condemnation: (a) The risk of loss, damage or destruction to the Property by fire or other casualty or the taking of all or part of the Property by condemnation or eminent domain or by an agreement in lieu thereof until the Closing is assumed by Seller.

         (b) In the event of partial damage or destruction of the Property (i) of a type which can, under the circumstances, in Seller's reasonable determination, be expected to be restored or repaired at a cost of the lesser of $1,000,000.00 or less in the aggregate or $250,000.00 or less for each of the buildings that are a part of the Property (a "Building"), and (ii) which does not result in the termination of a Major Lease, then, this Contract shall be consummated on the Closing Date at the Purchase Price and, unless such damage has been repaired by Seller to a condition not materially different from its

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condition immediately prior to the occurrence of the event causing such damage or destruction prior to Closing, Seller shall assign to Buyer the physical damage proceeds of any insurance policies payable to Seller allocable to such partial damage or destruction with a credit to Buyer of the amount of any deductible, less, however, any sum or sums reasonably expended by Seller for partial restoration or making the Property safe.

         (c) In the event that the Property shall have been damaged by fire or casualty, the cost of repair or restoration of which would, in Seller's reasonable determination, exceed the lesser of the sum of $1,000,000.00 in the aggregate or $250,000.00 per each Building or as a result of which a Major Lease shall be terminated, then at Buyer's election, Seller shall, unless Seller has previously repaired or restored the Property to their former condition, either
(i) pay over or assign to Buyer on delivery of the Deed all amounts recovered or recoverable on account of any insurance plus any so-called deductible allocable thereto, less any amounts reasonably expended by Seller for partial restoration or making the Property safe, in which event the Closing shall take place as in this Contract provided, or (ii) direct the Escrow Agent to return the Deposit to Buyer in which case all other obligations of the parties hereto shall cease and this Contract shall be void and without recourse to the parties hereto. Buyer shall exercise said election not more than ten (10) days following its receipt of notice of such fire or casualty, by written notice sent to Seller. The failure of Buyer to exercise such election as aforesaid within the aforesaid ten
(10) day period shall be and be deemed to be, for all purposes hereunder, an election by Buyer to terminate this Contract in accordance with the provisions of clause (ii) of this subsection (c).

         (d) If any building on the Premises or any part of the Premises other than a de minimus portion thereof is taken by condemnation, eminent domain or by agreement in lieu thereof, or any proceeding to acquire, take or condemn all or a substantial part of the Property is commenced, Buyer may elect either to (i) terminate this Contract (in which event Buyer shall be entitled to a return of the Deposit) or (ii) proceed with the Closing in accordance with the terms hereof, without reduction in the Purchase Price, in which event, at the Closing Seller shall assign to Buyer Seller's rights to any award paid or payable by or on behalf of the condemning authority. If Seller has received payments from the condemning authority and if Buyer elects to close title to the Property, Seller shall credit the amount of said payment against the Purchase Price at the Closing. Buyer shall exercise said election not more than ten (10) days following notice from Seller of such confirmation such condemnation or commencement of such proceeding, as applicable, by written notice sent to Seller. The failure of Buyer to send such notice within the aforesaid ten (10) day period shall be and be deemed to be, for all purposes hereunder, an election by Buyer to proceed in accordance with the provisions of clause (ii) of this subsection (d). Notwithstanding anything to the contrary contained herein, Buyer shall be entitled to any and all proceeds awarded on account of a right of way previously owned by the Chester Valley Railroad provided that, out of such proceeds, Buyer shall pay Seller Seller's reasonable costs in pursuing such award prior to the Closing, Seller agreeing to submit a statement of such costs to Buyer without a reasonable time after the Closing. The provisions of the preceding sentence shall survive the Closing.

         (e) Seller shall immediately notify Buyer of any damage or destruction to the Property or any notice received by it regarding the commencement of condemnation or similar proceedings. Further, if either of the events described in subsections (c) or (d) of this Article 9 shall have occurred less than ten
(10) days prior to the Closing Date, the Closing Date shall be extended for the number of days necessary (plus any additional day or days necessary to reach the next business day of the Office of the Recorder of Deeds in and for the County of Chester, Pennsylvania) to provide the appropriate ten (10) day notice period within which Buyer shall have the right to make the election described in the applicable section.

         ARTICLE 10. Representations and Warranties of Seller: (a) In order to induce Buyer to enter into this Contract and to consummate the purchase of the Property, Seller hereby represents and warrants to Buyer as of the date of this Contract and as of the Closing Date as follows:

                  (i) Seller is, and on the Closing Date shall be, a limited partnership duly and validly organized and existing and governed by the laws of the State of Delaware and registered to do business in the Commonwealth of Pennsylvania. Seller's general partner is, and on the Closing Date shall be, a corporation duly and validly organized and existing and governed by the laws of the State of Maryland. This Contract and all documents that are to be executed by Seller and delivered to Buyer at the Closing are, or at the time of Closing will be, duly authorized, executed and delivered by Seller, and all consents required under Seller's organizational documents or by law have been obtained. The performance by Seller of its duties and obligations under this Contract and the documents and instruments to be executed and delivered by it hereunder will not conflict with, or result in a breach of, or default under, any provision of the organizational documents of Seller or any contracts, instruments, decrees, judgments, injunctions, orders, writs, laws, rules or regulations, or any determination or award of any court or arbitrator, to which Seller is a party or by which its assets may be bound.

                  (ii) Exhibit C attached hereto, which includes a rent roll, aged delinquency report and Security Deposit report (together, the "Rent Roll"), is a true, complete and correct listing of all Leases in effect as of a date not earlier than the last day of the month preceding the date of this Contract at the Property (the standard form of which Leases(s) are attached hereto as Exhibit C-1 hereto). The Rent Roll sets forth: (a) the total number of

                           Leases at the Property, (b) the name of each existing tenant, (c) the space designation, (d) all arrearages owing from said tenant, (e) the expiration date or status of the term of the Lease (including all rights or options to renew), (f) the current rent and other payments actually being collected and which the tenant is obligated to make under the Lease, (g) the current outstanding balance of all Security Deposits and (h) base year amounts for all items of rent or additional rent billed to each Tenant on that basis. Except as set forth in the Rent Roll, no tenant of any portion of the Property (a) is in default in any monetary obligation under its Lease or (b) is entitled now or in the future to any concession, rebate, offset, allowance or free rent for any period.

                  (iii) Seller have previously delivered to Buyer true and complete copies of the Leases, and all extensions, renewals and amendments thereto in Seller's possession. The Leases are in full force and effect and Seller is not in default thereunder. No brokerage commission or compensation is payable in respect of the Leases except as set forth on Exhibit M.

                  (iv) Except as set forth in the Rent Roll, the rents set forth in the Leases are being collected on a current basis and no tenant has paid rent more than one (1) month in advance.

                  (v) No renewals or extension or expansion options have been granted to any tenant except as set forth in the Leases.

                  (vi) Except as set forth in Exhibit L attached hereto and hereby made a part hereof: (i) Seller has not received any notice from any tenant under any of the Leases claiming that Seller is in default of its obligations under any of the Leases which claimed default has not been cured or waived; and (ii) Seller has not sent any notices of default to any Tenant, nor, to Seller's knowledge, would any Tenant be in default under its Lease, but for the passage of time, the giving of notice or both.

                  (vii) Exhibit I attached hereto is a complete list of all management, service, supply and maintenance agreements, equipment leases, and all other contracts and agreements with respect to or affecting the Property as of the date of this Contract (herein collectively referred to as the "Operating Contracts"), setting forth, with respect to each of the Operating Contracts, (a) the names of the providers thereunder; (b) the service provided thereunder or subject matter thereof; (c) the monthly payment or other rate of payment payable thereunder as of the date of this Contract and (d) the expiration date thereunder. By not later than April 14, 1997, the Buyer shall inform the Seller which of the Operating Contracts, if any, Buyer wishes to assume (to the extent the same are assumable). Thereafter, Seller shall send written notice to vendors under all Operating Contracts which Buyer has not elected to assume terminating such Operating Contracts effective as of the Closing Date or such later date as is required by such Operating Contract. Failure of Buyer to send such notice to Seller by at least April 14, 1997 shall be and be deemed to be an election by Buyer to assume each and all of the Operating Contracts.

                  (viii) To the best of Seller's knowledge, Seller has furnished to Buyer or made available to Buyer for its review all written reports, studies and notices from governmental authorities having jurisdiction over the Property issued to Seller and in Seller's possession related to, and all other written notices in Seller's possession advising Seller of, the presence or release, now or in the past, on, under or affecting the Property of asbestos or hazardous material, waste or substances (collectively, the "Environmental Reports"). Except as set forth in the Environmental Reports, Seller has no actual knowledge of the presence on the Property of any Contaminants unless the presence of the same is in compliance with all applicable laws; petroleum and its refined products; polychlorinated biphenyls; and asbestos.

                  (ix) Except as set forth in Exhibit J hereto, there is not now pending nor, to the Seller's best knowledge, has there been threatened in writing, any action, suit or proceeding against or affecting Seller or the Property before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding, upon consummation of the sale contemplated hereby to Buyer or otherwise, may reasonably be expected to have a material adverse effect on the business or prospects of or on the condition or operations of the Property, or would interfere in any material way with Seller's ability to consummate the transactions by this Contract.

                  (x) To the best of Seller's knowledge, Seller has not received from any public body or official any written notice of any violation of any applicable law, code, rule or regulation affecting the Property, including, without limitation, environmental laws.

                  (xi) Seller is not a "foreign person" as defined by the Internal Revenue Code ("IRC"), Section 1445. Seller will execute and deliver to Buyer at Closing an affidavit or certification in compliance with IRC
                           Section 1445.

                  (xii) There is no union contract or collective bargaining agreement in force which affects the Property.

                  (xiii) Seller has received no written notice and has no knowledge of (i) any pending or contemplated annexation or condemnation proceedings, or private purchase in lieu thereof, affecting or which may affect the Property, or any part thereof, (ii) any proposed or pending proceeding to change or redefine the zoning classification of all or any part of the Property, (iii) any proposed or pending special assessments affecting the Property or any portion thereof, (iv) any penalties or interest due with respect to real estate taxes assessed against the Property and (v) any proposed change(s) in any road or grades with respect to the roads providing a means of ingress and egress to the Property. Seller agrees to furnish Buyer with a copy of any such notice received within two (2) days after receipt.

                  (xiv) Seller has paid all Taxes due and payable as of the date hereof and filed as of the date hereof all returns and reports required to be filed with respect to the ownership and operating of the Property which Seller has been obligated by law to pay and/or file. Except as set forth in this Section, there are no audits or other proceedings by any governmental authorities pending or, to the knowledge of Seller, threatened against Seller for or on account of the Property. Seller is not party to any indemnification, allocation or sharing Contract with respect to Taxes. "Taxes" mean all federal, state, country, local, foreign and other taxes of any kind whatsoever (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges or assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

         (b) With respect to any representations and warranties made to the best of Seller's knowledge, such knowledge shall be deemed to be the knowledge of Jennifer Britt Starbuck, Seller's regional representative who is the representative of Seller most likely to have knowledge of the Property. In addition, Seller shall not be liable to Buyer for any representation or warranty which is untrue at the time of Closing and with respect to which Buyer had actual knowledge thereof at that time. Furthermore, any claim for a breach of representation and warranty by Seller must be commenced within nine (9) months after Closing. All claims against Seller (except for any claim made pursuant to the provisions of Sections 6(c)(ii), 7(a)(iii) or 7(a)(iv) hereof or the last paragraph of Section 12(a) hereof or any indemnification given by Seller to Buyer under or pursuant to the Lease Assignment, for all of which there shall be no limit of liability) shall be limited to $1,000,000.00 in the aggregate which sum shall be Seller's sole liability.

         ARTICLE 11. Operations: (a) Between the date hereof and the Closing, Seller agrees hereby that it will maintain the Property in its customary manner and will not refrain from taking any action or spending any funds, or otherwise manage the Property differently, due to the pending sale of the Property. Seller shall use reasonable efforts to preserve for Buyer all of Seller's relationships with respect to the Property. Until the Closing Date, Seller shall maintain insurance on the Premises as currently insured.

         (b) Seller shall not remove any material item of the Personal Property from the Property unless the same is obsolete and is replaced by tangible personal property of equal or greater utility.

         (c) Seller shall not enter into any new Lease or any extension, amendment or modification to any Lease except as may be required pursuant to such Lease (any of the foregoing, a "New Lease") of the Property or any portion thereof, or any construction contract for the construction of tenant improvements in connection with any proposed Lease, except in compliance with the provisions of this Section 11(c). A copy of each New Lease proposed to be entered into by Seller after the date hereof will be submitted to Buyer for its approval prior to execution by Seller, together with a reasonably detailed budget setting forth the Leasing Costs (hereinafter defined) to be incurred in connection with such New Lease and a copy of any proposed construction contract for the construction of tenant improvements in connection with such proposed New lease. Buyer shall notify Seller within five (5) days after its receipt of each proposed New Lease, budget and construction contract, if applicable, of its approval or disapproval thereof, which approval shall not be unreasonably withheld or delayed. If the Buyer informs the Seller of Buyer's disapproval of any such New Lease, budget or construction contract, Buyer shall not enter into such New Lease. If Buyer fails so to notify Seller of its approval or disapproval of any such proposed New Lease, budget or construction contract within the time or in the manner set forth above, such failure shall be and be deemed to be, for all purposes hereunder, approval by Buyer of such New Lease, budget and construction contract. Upon the approval or deemed approval of any such construction contract, if the work under such construction contract is not complete as of the Closing Date, such contract shall be treated for all purposes as an Operating Contract which Buyer has elected to assume pursuant to the provisions of Section 10(a)(vii). If Buyer approves or is deemed to have approved of any New Lease, Leasing Costs incurred by Seller in connection therewith in an amount not to exceed the amount of such Lease Costs approved or deemed approved by Buyer as provided herein shall, when the Closing shall occur, be and become the obligation of Buyer, and, to the extent that Seller has therefor expended any sums for any of the foregoing, Buyer shall reimburse Seller at the Closing for the amount of any such sums expended. For the purposes hereof, (i) the phrase "Leasing Costs" shall mean or be deemed to mean all costs and expenses incurred by Seller in connection with such New Lease including, without limitation, legal expenses, space planning and architectural fees, tenant improvement costs, moving allowances and leasing and brokerage commissions and (ii) Buyer shall not be deemed to be unreasonable in withholding its consent if the aggregate of all Leasing Costs with respect to any New Lease other than tenant improvement costs, moving allowances and leasing and brokerage commissions exceeds the product of one dollar ($1.00) multiplied by the number of square feet of floor area in the premises that are the subject of the New Lease.

         (d) Seller shall not, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed, enter into any service or maintenance contract which could bind Buyer or the Property after the Closing unless the same, by its terms, may be canceled on thirty (30) days notice without payment of a penalty or fee.

         (e) Seller shall promptly notify Buyer of any casualty or proceedings to commence a condemnation or any violation of law including, without limitation, environmental laws, or insurance policy of which it shall have received notice.

         (f) Seller, upon receipt of notice thereof, will give Buyer prompt notice of the commencement prior to Closing of any litigation affecting the Property or any part thereof in any material adverse way or impairing Seller's right to sell the Property; and in the event of any such litigation, Seller may in its discretion adjourn the Closing for a period of up to ninety (90) days in order to cause such litigation to be discharged or, in the case of litigation materially adversely affecting title to the Property only, insure that title to the Property shall not be affected by any judgment in such lawsuit in a manner which shall be sufficient to permit the Title Company, hereinafter defined, to issue a title insurance policy to Buyer for the Property in the form required by ARTICLE 27 without exception for such litigation and, promptly upon completion of the same, Seller shall notify Buyer and the Closing shall take place on the later of the tenth (10th) day after the date the date of such notice or the next regular business day of Chester County, Pennsylvania Records following such tenth (10th) day, as though such date were the Closing Date; provided, however, that if Seller shall fail to cause such discharge or take the actions necessary to permit title insurance to be issued as aforesaid within the aforesaid ninety (90) day period, Buyer shall elect within ten (10) days following the end of such ninety (90) day period, by notice to Seller either (i) to terminate this Contract by notice given to Seller, in which event the provisions of ARTICLE 6 relative to the effect of the termination of this Contract and the return of the Deposit shall apply, or (ii) to accept title subject to such litigation and receive no credit against or reduction of the Purchase Price in which case the Closing shall occur on the fifth (5th) business day following Seller's receipt of such notice. The failure of Buyer to send Seller such notice within such ten (10) day period shall be and be deemed to be, for all purposes hereunder, an election by Buyer to terminate this Contract pursuant to clause (ii) of this subsection (f).

         (g) If and to the extent directed by notice from Buyer at least five
(5) days prior to the Closing, Seller shall discharge any or all employees of Seller at the Property on the Closing Date.

        (h)      Between the date hereof and the Closing Date, Seller shall not:

                  (i) Except for any work required to be performed by Seller under a New Lease, or work necessary to comply with the provisions of Section 11(a) hereof, enter into any Contract requiring Seller to do work for any Tenant after the Closing Date without first obtaining the prior written consent of Buyer which consent shall not be unreasonably withheld or delayed;

                  (ii) Accept the surrender of any Service Contract or lease, or grant any concession, rebate, allowance or free rent, without the prior written consent of Buyer which consent shall not be unreasonably withheld or delayed;

                  (iii) Renew, extend or modify any of the Service Contracts without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed;

                  (iv) Remove any Personal Property located in or on the Property, except as may be required for repair and replacement. All replacements shall be free and clear of liens and encumbrances and shall be of quality at least equal to the replaced items and shall be deemed included in this sale, without cost of expense to Buyer;

                  (v) Cause or permit the Property, or any interest therein, to be transferred; or

                  (vi) Apply any Security Deposits on account of defaults of any tenants of the Property occurring on or prior to the Closing except for those tenants listed on Exhibit C.

         (i) Upon request of either party at any time after the date hereof, the other shall assist the requesting party in all reasonable ways, but at no cost to the other, in its preparation of audited financial statements, statements of income and expense, and such other documentation as the requesting party may reasonably request, covering the period of the other's ownership of the Property or the transaction represented hereby.

         (i) Seller shall permit Buyer and its authorized representatives to inspect the Books and Records of its operations with respect to the Property at all reasonable times after reasonable notice.

         ARTICLE 12. Apportionment of Taxes and Other Charges: (a) All normal and customarily proratable items, including without limitation, real estate and personal property taxes and assessments, utility bills (except as hereinafter provided), collected rents, collected operating expense payments and other income, road maintenance and common association fees in connection with the maintenance and operation of Westlakes Office Park, and Operating Contract payments (under Operating Contracts assumed by Buyer), shall be prorated as of the Closing Date, Seller being charged and credited for all of the same relating to the period up to the Closing Date and Buyer being charged and credited for all of the same relating to the period on and after the Closing Date. If the amount of any such item is not known at the time of the delivery of the deed, such item shall be apportioned on the basis of the comparable period of the prior year with a reapportionment within 90 days of the Closing Date or as soon thereafter as the amount of the item is actually determined. No proration shall be made in relation to delinquent rents, operating expense charges or tax payments (collectively, "Delinquent Rents") existing, if any, as of the Closing Date. To the extent that interim reimbursements of real estate taxes are made by tenants under the Leases and have been collected by Seller prior to the Closing, such payments may be retained by Seller without duty to account therefor to Buyer (except to the extent such reimbursements are prepayments of amounts due and payable after the Closing in which event such prepaid amounts shall be remitted to Buyer at Closing and except for any challenges or contests asserted by a Tenant) but no deduction shall be made from taxes allocable to Seller as aforesaid. To the extent that such reimbursement obligations are payable after Closing, Buyer agrees to bill tenants of the Property for said reimbursements and to take any additional reasonable actions requested by Seller to collect the same (with no obligation, however, to incur any out-of-pocket third party expense with respect thereto) and as soon as the same are received by Buyer, said receipts shall be apportioned between Seller and Buyer so that Seller shall be entitled to the portion allocable to the period prior to Closing and Buyer shall be entitled to the balance. Seller reserves the right to (i) bring or continue any suit brought against any tenants of the Property listed as such tenants on Exhibit C for accrued but unpaid reimbursements which shall have accrued on or prior to March 31, 1997 and, (ii) at any time after the expiration of six (6) months following the Closing Date, upon thirty (30) days prior written notice to Buyer without Buyer's having collected the amounts thereof within such thirty
(30) day period, bring suit against tenants of the Property to collect for such unpaid reimbursements that first accrued on or after April 1, 1997 and are owed Seller as of the Closing Date, but Seller may not, subsequent to the Closing, bring suit for possession of the premises occupied by such tenants.

         With respect to percentage rent, if any, payable under the Leases for any lease year ending prior to Closing, any and all percentage rent shall belong to Seller. To the extent that any such percentage rent is received by Buyer, Buyer shall promptly pay over the same to Seller. With respect to any lease year during which the Closing shall take place, Seller shall be entitled to that portion thereof represented by multiplying such percentage rent by a fraction, the numerator of which is the number of days of such lease year occurring prior to Closing and the denominator of which is 365. Buyer shall be entitled to the balance thereof. Buyer agrees to bill tenants of the Property for such percentage rent and to take any additional reasonable actions requested by Seller to collect the same (with no obligation, however, to incur any out-of-pocket third party expense with respect thereto) and promptly after receipt thereof by Buyer, the same shall be allocated as aforesaid and paid to Seller. Seller reserves the right to (x) bring or continue any suit brought against any tenants of the Property listed as such tenants on Exhibit C for accrued but unpaid percentage rent which shall have accrued on or prior to March 31, 1997 and, (y) at any time after the expiration of six (6) months following the Closing Date, upon thirty (30) days prior written notice to Buyer without Buyer's having collected the amounts thereof within such thirty (30) day period, bring suit against tenants of the Property to collect for such accrued but unpaid percentage rent that first accrued on or after April 1, 1997 and is owed Seller as of the Closing Date, but Seller may not, subsequent to the Closing, bring suit for possession of the premises occupied by such tenants.

         With respect to operating expenses payable by tenants under the Leases, to the extent that Seller has received as of the Closing payments allocable to a period subsequent to the Closing, same shall be properly prorated with an adjustment in favor of Buyer. With respect to any payments received by Buyer after the Closing allocable to a period prior to Closing, Buyer shall account therefor to Seller in the same manner as Delinquent Rents. This paragraph shall survive the Closing until the earlier of (i) the date on which Buyer, with Seller's assistance, shall have made a final reconciliation of operating expenses for calendar year 1997 or (ii) December 31, 1997.

         Buyer shall pay Seller Delinquent Rents as and when collected by Buyer, it being agreed that Buyer shall not be deemed to have collected any such arrearages until such time as the tenant is current in the payment of all rents accruing from and after the Closing. Buyer agrees to bill tenants of the Property for all Delinquent Rents and to take any additional reasonable actions requested by Seller to collect Delinquent Rents provided that Buyer shall not be obligated to incur any out-of-pocket third party expense in connection with such actions and Buyer shall not be obligated to take any action to terminate a tenancy. Seller reserves the right to (a) to bring or continue any suit brought against any tenants of the Property listed as such tenants on Exhibit C for accrued but unpaid Delinquent Rent which shall have accrued on or prior to March 31, 1997 and, (b) at any time after the expiration of six (6) months following the Closing Date, upon thirty (30) days prior written notice to Buyer without Buyer's having collected the amounts thereof within such thirty (30) day period, bring suit against tenants of the Property to collect for Delinquent Rent that first accrued on or after April 1, 1997 but Seller may not, subsequent to the date hereof, bring suit for possession of the premises occupied by such tenants. Final readings and final billings for utilities will be made if possible as of the Closing Date, in which event no proration shall be made at the Closing with respect to utility bills. Otherwise a proration shall be made based upon the parties' reasonable good faith estimate and a readjustment made within thirty (30) days after Closing or such later date as shall be necessary so that such readjustment may be based upon actual bills for such utilities. No proration will be made in relation to insurance premiums and the insurance policies will not be assigned to Buyer, except to the extent insurance premiums are included in Common Area expenses, in which event they shall be prorated as provided above. Seller shall be entitled to receive a return of all deposits presently in effect with the utility providers, and Buyer shall be obligated to make its own arrangements for deposits with the utility providers. Buyer shall receive a credit for all Security Deposits, free rent and other concessions or obligations to tenants and leasing commissions or fees to the extent the same are due and payable prior to the Closing and leasing commissions or fees due and payable for or with respect to the terms of executed Leases (other than New Leases) that shall have commenced prior to the Closing and not any extension period thereof unless, on the Closing Date, the term of such Lease shall be in an extension period, in which case, Buyer shall receive a credit for leasing commissions or fees due and payable for or with respect to the term of such Lease through the end of such extension period only.

         The provisions of this Article 12 shall survive the Closing for a period of ninety (90) days, and in the event of any error in performing the prorations contemplated by this Agreement or if information becomes available subsequent to the Closing (and after such ninety (90) day period) indicating that the prorations performed at Closing were not accurate the parties hereto shall be obligated to re-prorate the closing adjustments to correct such errors and to reflect such new information.

         With respect to any Operating Contracts, the cancellation of which Buyer shall require by notice to Seller sent on or before April 14, 1997, to the extent any sum or sums shall become due or payable for or with respect to the unexpired portion of the term of such Operating Contract beginning on and after the Closing Date, Buyer shall be responsible for the same and the Purchase Price shall be increased by an amount equal to the aggregate of all such sums.

         The parties confirm that it shall be the Seller's responsibility to pay all leasing commissions or fees and tenant improvement allowances to the extent the same are due and payable prior to the Closing and all leasing commissions or fees and tenant improvement allowances due and payable for or with respect to the terms of executed Leases (other than New Leases) that shall have commenced prior to the Closing and not any extension period thereof unless, on the Closing Date, the term of said Lease shall be an extension period, in which case Seller shall be responsible for leasing commissions or fees due and payable for and with respect to the term of such Lease through the end of such extension period only.

         (b) A detailed statement shall be prepared as of the Closing setting forth the manner of computation of the aforesaid pro-ration adjustments.

         (c)      The provisions of this Article 12 shall survive the Closing.

         ARTICLE 13. Broker: (a) Each party represents hereby to the other that it dealt with no broker in the consummation of this Contract except for Eastdil Realty Company, L.L.C. ("Broker"), and each party indemnifies the other from any claim arising from the failure of such representation by the indemnifying party.

         (b) Any commission due Broker shall be paid by Seller, and Seller shall obtain and provide to Buyer a receipt from such broker at Closing.

         ARTICLE 14. Recording: It is agreed hereby that this Contract shall not be filed for recording with any other governmental body.

         ARTICLE 15. Notices: Any notice or communication which may be or is required to be given pursuant to the terms of this Contract shall be in writing and shall be sent to the respective party at the address set forth in the first paragraph of this Contract, postage prepaid, by Certified Mail, Return Receipt Requested, or by a nationally recognized overnight courier service that provides tracing and proof or receipt of items mailed. The address to which a party may wish any such notice or communication to be sent may be changed by notice similarly sent. Notices shall be effective upon receipt. A copy of notice to Buyer shall also be simultaneously sent to Pryor, Cashman, Sherman & Flynn, 410 Park Avenue, New York, New York 10022-4441, Attention: Andrew S. Levine, Esq.. A copy of notice to Seller shall also be simultaneously sent to Goulston & Storrs, P.C., 400 Atlantic Avenue, Boston, MA 02110-3333, Attention: Jordan P. Krasnow, Esq.

         ARTICLE 16. Captions: The captions in this Contract are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Contract or any part hereof.

         ARTICLE 17. Successors and Assigns: (a) This Contract shall be binding upon the parties hereto and their respective successors and assigns.

         (b) Subject to Buyer's right to designate a nominee fifty one percent (51%) or more of which is owned by Buyer (Buyer agreeing that if such ownership shall not continue through and including the end of the period described in
Article 12 for re-proration of the items set forth therein to be pro-rated and/or adjusted, Buyer shall in any event remain responsible to perform such re-proration with Seller), to take title to the Premises and be the assignee or transferee of the other assets being transferred pursuant to the provisions of this Contract, Buyer may not assign this Contract nor any of the rights or benefits thereof including, without limitation, the benefit of the representations and warranties contained in Article 10 hereof, to any third party either before or after the Closing without the written consent of Seller, and any such unauthorized attempted assignment shall be null and void. The provisions of this subsection (b) shall survive the Closing.

         ARTICLE 18. Closing Costs: Except as hereinafter specifically provided, Seller and Buyer shall allocate all closing costs between them in accordance with standard practice in Philadelphia, Pennsylvania. Each of Seller and Buyer shall be responsible for preparing such documents as it is obligated to deliver pursuant to Article 5 hereof and for its own legal expenses. Seller and Buyer agree to allocate closing costs as follows:

         (a) Transfer taxes or the like, to whatever governmental entity due, shall be paid by Buyer.

         (b) Buyer's Title Insurance expenses and premiums shall be paid by Buyer.

         (c)      Survey expenses shall be paid by Buyer.

         (d) The cost of preparation and recordation of any releases and termination statements required to clear title to the Property shall be paid by Seller.

         (e)      The cost of recordation of the Deed shall be paid by Buyer.

         (f) Escrow charges, if any, shall be split equally between Seller and Buyer.

         ARTICLE 19. Governing Law: The laws of Pennsylvania shall govern the validity, construction, enforcement and interpretation of this Contract.

         ARTICLE 20. Multiple Counterparts: This Contract may be executed in any number of identical counterparts. If so executed, each of such counterparts shall constitute this Contract. In proving this Contract, it shall not be necessary to produce or account for more than one such counterpart.

         ARTICLE 21. Representations and Warranties of Buyer: Buyer hereby represents and warrants to Seller as of the date hereof and as of the Closing Date as follows:

         (a) This Contract and all documents executed by Buyer that are to be delivered to Seller at the Closing are, and at the time of Closing will be, duly authorized, executed and delivered by Buyer. This Contract and such documents are, and at the Closing will be, legal, valid, and binding obligations of Buyer, and do not and, at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.

         (b) There are no proceedings pending or, to Buyer's knowledge, threatened against it in any court or before any governmental authority or any tribunal which, if adversely determined, would have a material adverse effect on its ability to purchase the Property or to carry out its obligations under this Contract.

         (c) Buyer shall indemnify and defend Seller against and hold Seller harmless from any and all losses, costs, damages, liabilities and expenses (including, without limitation, reasonable counsel fees) arising out of any breach by Buyer of its representations and warranties hereunder.

         ARTICLE 22. Post-Closing Obligations: After the Closing, Seller and Buyer shall cooperate with one another at reasonable times and on reasonable conditions and shall execute and deliver such instruments and documents as may be necessary in order fully to carry out the intent and purposes of the transactions contemplated hereby. Except for such instruments and documents as the parties were originally obligated to deliver by the terms of this Contract, such cooperation shall be without additional cost or liability.

         ARTICLE 23. Duties and Responsibilities of Escrow Agent: Escrow Agent shall deliver the Deposit (for purposes of this Article 23, the "Escrow") to Seller or Buyer promptly after receiving a joint written notice from Seller and Buyer directing the disbursement of the same, such disbursement to be made in accordance with such direction. If Escrow Agent receives written notice from Buyer or Seller that the party giving such notice is entitled to the Escrow, which notice shall describe with reasonable specificity the reasons for such entitlement, then Escrow Agent shall (i) promptly give notice to the other party of Escrow Agent's receipt of such notice and enclosing a copy of such notice and (ii) subject to the provisions of the following paragraph which shall apply if a conflict arises, on the fourteenth day after the giving of the notice referred to in clause (i) above, deliver the Escrow to the party claiming the right to receive it.

         In the event that Escrow Agent shall be uncertain as to its duties or actions hereunder or shall receive instructions or a notice from Buyer or Seller which are in conflict with instructions or a notice from the other party or which, in the reasonable opinion of Escrow Agent, are in conflict with any of the provisions of this Contract, it shall be entitled to take any of the following courses of action:

         (a) Hold the Escrow as provided in this Contract and decline to take any further action until Escrow Agent receives a joint written direction from Buyer and Seller or any order of a court of competent jurisdiction directing the disbursement of the Escrow, in which case Escrow Agent shall then disburse the Escrow in accordance with such direction;

         (b) In the event of litigation between Buyer and Seller, Escrow Agent may deliver the Escrow to the clerk of any court in which such litigation is pending; or

         (c) Escrow Agent may deliver the Escrow to a court of competent jurisdiction and therein commence an action for interpleader, the cost thereof to Escrow Agent to be borne by whichever of Buyer or Seller does not prevail in the litigation.

         Escrow Agent shall not be liable for any action taken or omitted in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Contract and it may rely, and shall be protected in acting or refraining from acting in reliance upon an opinion of counsel and upon any directions, instructions, notice, certificate, instrument, request, paper or other documents believed by it to be genuine and to have been made, sent, signed or presented by the proper party or parties. In no event shall Escrow Agent's liability hereunder exceed the aggregate amount of the Deposit. Escrow Agent shall be under no obligation to take any legal action in connection with the Escrow or this Contract or to appear in, prosecute or defend any action or legal proceedings which would or might, in its sole opinion, involve it in cost, expense, loss or liability unless, in advance, and as often as reasonably required by it, Escrow Agent shall be furnished with such security and indemnity as it finds reasonably satisfactory against all such cost, expense, loss or liability. Notwithstanding any other provision of this Contract, Buyer and Seller jointly indemnify and hold harmless Escrow Agent against any loss, liability or expense incurred without bad faith on its part and arising out of or in connection with its services under the terms of this Contract, including the cost and expense of defending itself against any claim of liability.

         Escrow Agent shall not be bound by any modification of this Contract unless the same is in writing and signed by Buyer, Seller and Escrow Agent. From time to time on or after the date hereof, Buyer and Seller shall deliver or cause to be delivered to Escrow Agent such further documents and instruments that fall due, or cause to be done such further acts as Escrow Agent may reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Contract, to evidence compliance with this Contract or to assure itself that it is protected in acting hereunder.

         Escrow Agent shall serve hereunder without fee for its services as escrow agent, but shall be entitled to reimbursement for expenses incurred hereunder, which expenses shall be paid and borne equally by Buyer and Seller, unless such expenses are associated with litigation between Buyer and Seller, in which event they shall be borne by the party that does not prevail in the litigation. Escrow Agent agrees that it will not seek reimbursement for the services of its employees or partners, but only for its actual and reasonably incurred out-of-pocket expenses. Escrow Agent executes this Contract solely for the purpose of consent to, and agreeing to be bound by the provisions of this Article 23, and to the extent applicable to Escrow Agent, Article 3.

         ARTICLE 24. Like Kind Exchange. Seller has advised Buyer that Seller may wish the transaction contemplated by this Contract to take the form of a so-called "like kind exchange" entered into pursuant to the provisions of
Section 1031 of the Internal Revenue Code of 1986, as amended. Buyer agrees with Seller that Buyer shall, at Seller's written request sent at any time prior to the Closing, execute such documents and take such actions as shall be necessary to qualify the transaction contemplated hereby as such a like kind exchange provided, however, that in doing so Buyer shall incur or be obligated to pay no additional costs or expenses beyond those it is obligated to incur or pay pursuant to the provisions of this Contract, and that Buyer shall incur no additional liability beyond the liability incurred or contemplated to be incurred by Buyer pursuant to the provisions of this Contract. In the event Seller shall request that the transaction contemplated by this Contract take the form of such a so-called "like kind exchange", Seller shall execute, contemporaneously with the execution by Buyer of the documents described above, an agreement in form and substance reasonably satisfactory to the parties and their respective counsel, providing for the indemnification by Seller of Buyer against any and all claims, loss, cost, damage, penalty, liability or expense that may arise under any applicable environmental law on account of the Buyer's having held fee title to any property other than the Property.

         ARTICLE 25.  Conditions Precedent To Closing

         (a) The obligations of Seller to deliver title to the Property and to perform the other covenants and obligations to be performed by Seller on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by Seller):

                  (i) The representations and warranties made by Buyer herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                  (ii) Buyer shall have delivered to Seller all of the documents provided herein for said delivery.

         (b) The obligations of Buyer to accept title to the Property and to perform the other covenants and obligations to be performed by Buyer on the Closing Date shall be subject to the following conditions (all or any of which may be waived, in whole or in part, by Buyer):

                  (i) The representations and warranties made by Seller herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

                  (ii) Seller shall have delivered to Buyer all of the documents provided herein for said delivery.

         ARTICLE 26.  Miscellaneous.

         (a) This Contract shall not be effective or binding until such time as it has been executed and delivered by all parties hereto. This Contract may be executed by the parties hereto in counterparts, all of which together shall constitute a single Contract.

         (b) All references herein to any section, schedule or exhibit shall be to the sections of this Contract and to the schedules and exhibits annexed hereto unless the context clearly dictates otherwise. All of the schedules and exhibits annexed hereto are, by this reference, incorporated herein.

         (c) In the event of any litigation or alternative dispute resolution between Seller and Buyer in connection with this Contract or the transaction contemplated herein, the non-prevailing party in such litigation or alternative dispute resolution shall be responsible for payment of all expenses and reasonable attorneys' fees incurred by the prevailing party.

         ARTICLE 27.  Title Matters.

         At the Closing, Buyer shall accept title to the Premises subject to the following (collectively, the "Permitted Encumbrances"):

         (a) The lien of real estate taxes, personal property taxes, water charges, and sewer charges provided same are not due and payable, but subject to adjustment as provided herein;

         (b) Leases and New Leases;

         (c) Those matters set forth on Exhibit "A";

         (d) Any and all laws, statutes, ordinances, codes, rules, regulations, requirements, or executive mandates affecting the Property as of the date hereof; and

         (e) Any state of facts which a recent and accurate survey of the Real Property would actually show provided that they do not materially adversely impact upon the present use of the Property and do not render title thereto uninsurable at standard rates.

         Buyer shall cause Commonwealth Land Title Insurance Company, or such other or additional title insurance companies as may be selected by Buyer (the "Title Company") to prepare a title insurance search and commitment for owner's title insurance policies for Real Property (the "Title Commitment") and shall cause a copy of same to be delivered to counsel for Seller on or prior to April 14, 1997. If this Contract is not terminated either by Buyer or by Buyer's failure to notify Seller that it is not terminated, as the case may be, in each case as provided in ARTICLE 6 hereof, and if the Title Commitment does not include any defect, objection or exception not listed on Exhibit A, or if Buyer does not send or cause to be sent the Title Commitment to Seller by or before April 14, 1997, Buyer shall, for all purposes hereunder, have accepted and be deemed to have accepted the state of title to the Premises as of the effective date of the Title Commitment (the "Commitment Date") so long as the same is April 1, 1997 or thereafter. Seller agrees to use good faith efforts to cure each and every defect, objection or exception to the title to the Premises set forth on the Title Commitment and not listed on Exhibit A and in any event to cure, at its expense, (i) judgments against Seller, (ii) mortgages or other liens which can be satisfied by payment of liquidated amount and (iii) defects, objections or exceptions which can be removed by payments not to exceed $100,000.00 in the aggregate. Seller, in its discretion, may adjourn the Closing for up to sixty (60) days in order to eliminate such defects, objections or exceptions. If, after complying with the foregoing requirements, Seller is unable to eliminate all such defects, objections or exceptions in accordance with the terms of this Contract on or before such adjourned date for the Closing, Buyer shall elect within ten (10) days thereafter, by notice to Seller, either (w) to terminate this Contract by notice given to the Seller, in which event the provisions of ARTICLE 6 relative to the effect of the termination of this Contract and the return of the Deposit shall apply, or (x) to accept title subject to such defects, objections or exceptions and receive no credit against or reduction of the

Purchase Price in which case the Closing shall occur on the fifth (5th) business day following Seller's receipt of such notice. The failure of Buyer to send Seller such notice within such ten (10) day period shall be and be deemed to be, for all purposes hereunder, an election by Buyer to terminate this Contract pursuant to clause (w) of this paragraph. Seller agrees and covenants that it shall not voluntarily place any defects, objections or exceptions to title to any of the Real Property from and after the Commitment Date that Seller will not remove therefrom on or prior to the Closing Date.

         Seller shall deliver to Buyer, on the Closing Date, instruments in recordable form sufficient to discharge any such mortgages or other liens which Seller is obligated to pay and discharge pursuant to the terms of this Contract.

         If the Title Commitment discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller, on request, shall deliver to the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against Seller, or any affiliates. Upon request by Buyer, Seller shall deliver any affidavits and documentary evidence as are reasonably required by the Title Company to eliminate the standard or general exceptions on the ALTA form Owner's Policy.

         ARTICLE 28.  Confidentiality.

         Buyer acknowledges that Beacon Properties Corporation, the general partner of Seller is a publicly owned corporation subject to regulation by the Securities and Exchange Commission ("SEC") and Seller acknowledges that Cali Realty Corporation, Buyer's limited partner is a publicly owned corporation subject to regulation by the SEC, and each party acknowledges to the other that the regulations of the SEC may require the other party to disclose the existence of this Contract and the contents or some or all of the documents and materials delivered by one party to the other. Accordingly, each party expressly consents to the disclosure of the terms and conditions of the transaction represented by this Contract, this Contract itself and the terms of any document or materials which a party regulated by the SEC in good faith believes should be disclosed in connection with fulfillment of its disclosure requirements under SEC regulations.

         In addition to the disclosure contemplated by the preceding paragraph, and without limitation thereof, either party may disclose this Contract or the contents of any documents to the partners, advisors, underwriters, employees, affiliates, officers, directors, consultants, lenders, accountants or legal counsel of such party on a "need to know" basis (as determined in good faith by the disclosing party) provided that either party shall advise any of its said partners, advisors, underwriters, employees, affiliates, officers, directors, consultants, lenders, accountants or legal counsel of the confidential nature of such materials and shall obtain from them an undertaking to keep such materials confidential.

         Prior to the Closing, any press release with respect to the sale contemplated herein or any matters set forth in this Contract will be made only in the form approved by Buyer and Seller, and such approval shall not be unreasonably withheld or delayed. Thereafter, any press release which contains information regarding Seller or any previous owner which is not in the public domain will be made only in the form approved by Buyer and Seller, and such approval shall not be unreasonably withheld.

         In all other respects, no public disclosure or statement about or with respect to this Contract or the transaction represented hereby shall be made without the prior consent of Buyer and Seller, which shall not be unreasonably withheld or delayed.

         The provisions of this ARTICLE 28 shall survive the Closing.

         IN WITNESS WHEREOF, the parties hereto have executed this Contract as an instrument under seal as of the day and date first written above.

WITNESS:                           BEACON PROPERTIES, L.P.

                                   By:  Beacon Properties Corporation,
                                           its General Partner

                                            By:

                                                  Charles H. Cremens, Senior
                                                  Vice President

                                  [Seller]

                                  CALI REALTY ACQUISITION
                                         CORPORATION
WITNESS:

                                  By:
                                          Name:
                                          Title:

                                 [Buyer]

WITNESS:                         COMMONWEALTH LAND TITLE
                                    INSURANCE COMPANY

                                 By:___________________________
                                         [Escrow Agent]

                                    EXHIBIT A

                          DESCRIPTION OF REAL PROPERTY

                                    EXHIBIT B

                        DESCRIPTION OF PERSONAL PROPERTY

                                    EXHIBIT C

                              LEASES AND RENT ROLL

                                   EXHIBIT C-1

                                  FORM OF LEASE

                                    EXHIBIT D

                                  FORM OF DEED

         THIS INDENTURE made the ___ day of _____________, 1997 between BEACON PROPERTIES, L.P., a Delaware limited partnership (hereinafter called the "Grantor"), on the one part, and_______________________________, a _____________
(hereinafter called the "Grantee"), on the other part,

         WITNESSETH, that the said Grantor for and in consideration of Seventy-Two Million Five Hundred Thousand Dollars ($72,500,000.00) lawful money of the United States of America unto it well and truly paid by the said Grantee, at or before the sealing and delivery hereof, the receipt whereof is hereby acknowledged, has granted, bargained and sold, aliened, enfeoffed, released and confirmed, and by these presents does grant, bargain and sell, alien, enfeoff, release and confirm unto the said Grantee, its successors and assigns.

         ALL THOSE CERTAIN tracts of land situated in Berwyn, Township of Tredyffrin, County of Chester, Commonwealth of Pennsylvania, bounded and described as more particularly set forth on Exhibit A attached hereto and incorporated herein by this reference.

         TOGETHER with all and singular the buildings and improvements, ways, streets, alleys, passages, waters, water-courses, rights, liberties, privileges, hereditaments and appurtenances, whatsoever thereunto belonging, or in any wise appertaining, and the reversions and remainders, rents, issues, and profits thereof; and all the estate, right, title, interest, property, claim and demand whatsoever of them, the said Grantor in law as in equity, or otherwise howsoever, of, in, and to the same and every part thereof.

         UNDER AND SUBJECT to existing easements, covenants and conditions of record listed in Exhibit B attached hereto and made a part hereof.

         TO HAVE AND TO HOLD the said lot or piece of ground above described, with the buildings and improvements thereon erected, the hereditaments and premises hereby granted, or mentioned and intended so to be, with the appurtenances, unto the said

Grantee, its successors and assigns, to and for the proper use and behoof of the said Grantee, its successors and assigns, forever.

         AND the said Grantor, for itself and its successors, does by these presents, covenant, grant and agree, to and with the said Grantee, its successors and assigns, that it, the said Grantor and its successors all and singular the hereditaments and premises hereinabove described and granted, or mentioned and intended so to be, with the appurtenances, unto the said Grantee, its successors and assigns, against it, the said Grantor, its successors and against all and every person or persons whomsoever lawfully claiming or to claim the same or any part thereof, by, from or under it, them or any of them, shall and will, Under and Subject as aforesaid, WARRANT and forever DEFEND.

         IN WITNESS WHEREOF,, the said Grantor has caused this Deed to be executed and its corporate seal affixed the day and year first above written.

ATTEST:                          BEACON PROPERTIES, L.P.

                                        By: Beacon Properties Corporation,
                                               Its General Partner

______________________                  By: ________________________
                                            Its
                                            Hereunto duly authorized



COMMONWEALTH OF _________________

COUNTY OF _________________________

         On this, the ____ day of ______________, 1997, before me, a Notary Public for the Commonwealth and County aforesaid, the undersigned officer, personally appeared ________________________, who acknowledged to be the _______________ of Beacon Properties Corporation, a Maryland corporation and the general partner of Beacon Properties, L.P., a Delaware limited partnership, known to me (satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he, as such officer, being authorized to do so, executed the same as his free and voluntary act and deed for the purposes therein contained by signing the name of such corporation as such partner by himself as such officer.

         IN WITNESS WHEREOF I have hereunto set my hand and official seal.

                                            ----------------------------------
                                            Notary Public
                                            My commission expires:

                                    EXHIBIT E

                              INTENTIONALLY OMITTED

                                    EXHIBIT F

            FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT (RE: LEASES)

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of this _____ day of _______________, 1997, by and between BEACON PROPERTIES, L.P., a Delaware limited partnership ("Assignor") and ______________________, a ___________
("Assignee").

                                   WITNESSETH:

      WHEREAS, Assignee has this date purchased from Assignor certain real property (the "Premises"), known as One, Two, Three and Five Westlakes, Westlakes Office Park, Tredyffrin Township, Pennsylvania, all more particularly described on Exhibit A attached hereto made a part hereof, and

      WHEREAS, under the terms and conditions of the Purchase and Sale Contract pursuant to which the Premises were purchased, it was contemplated that Assignor and Assignee would enter into this Assignment;

      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

      1. Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor, if any, in and to the following described property:

              (a) All leases, subleases and other occupancy agreements relating to or affecting the Premises, together with all guarantees of obligations of tenants and other parties under such leases and agreements, said leases and other agreements being more fully described in Exhibit B attached hereto and hereby made a part hereof (all together, the "Leases"); and

              (b) The current outstanding balance of all security deposits and prepaid rents, together with all interest accrued thereon, as more fully described on Exhibit C hereto (collectively, the "Security Deposits").

      2. Assignor shall indemnify and defend Assignee against, and hold Assignee harmless from, any and all claims, loss, liabilities, damages, expenses and costs arising out of or relating to Assignor's failure to perform any duty or obligation of Assignor under the Leases or with respect to the Security Deposits attributable to the acts or omissions of Assignor arising prior to the date hereof and not otherwise known to Assignee on the date hereof.

              TO HAVE AND TO HOLD all of the foregoing unto the Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.

      3. Assignee hereby accepts the foregoing assignment of the Leases and Security Deposits and does hereby covenant that with respect thereto:

              (a) Assignee shall indemnify and defend Assignor against, and hold Assignor harmless from, any and all claims, loss, liabilities, damages, expenses and costs arising out of or relating to Assignee's failure to perform any duty or obligation of Assignee under the Leases or with respect to the Security Deposits attributable to the acts or omissions of Assignee and arising on or after the date hereof.

              (b) Assignee hereby assumes all the duties and obligations of Assignor accruing from and after the date hereof under the Leases and with respect to the Security Deposits.

      4. This Agreement and the obligations of the parties hereunder shall survive the closing of the transactions referred to in the Purchase and Sale Contract, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and may not be modified or amended except by written agreement signed by both parties.

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
              IN WITNESS WHEREOF, the parties have executed this agreement under seal on the day and year first above written.

Witness:                            ASSIGNOR:
                                    BEACON PROPERTIES, L.P.

------------------------
                                    By:  Beacon Properties Corporation,
                                            General Partner

                                            By:    __________________________
                                                   Charles H. Cremens, Senior
                                                   Vice President

                                    ASSIGNEE:

_________________________           By:
                                    Its:

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
                                    EXHIBIT G

           FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT (RE: CONTRACTS)

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of this _____ day of _______________, 1997, by and between BEACON PROPERTIES, L.P., a Delaware limited partnership ("Assignor") and ______________________, a ________________________ ("Assignee").

                                   WITNESSETH:

      WHEREAS, Assignee has this date purchased from Assignor certain real property (the "Premises"), known as One, Two, Three and Five Westlakes, Westlakes Office Park, Tredyffrin Township, Pennsylvania, all more particularly described on Exhibit A attached hereto made a part hereof, and

      WHEREAS, under the terms and conditions of the Purchase and Sale Contract pursuant to which the Premises were purchased, it was contemplated that Assignor and Assignee would enter into this Assignment;

      NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

      1. Assignor hereby transfers and assigns to Assignee all right, title and interest of Assignor, if any, in and to the following described property:

              (a) All those certain service, supply and maintenance agreements, equipment leases and other contracts with respect to or affecting the Premises which Buyer has elected to assume in accordance with the procedure therefor set forth in the Purchase and Sale Contract for the Premises, all as specifically listed on Schedule "Contracts" attached hereto and made a part hereof (collectively, the "Contracts");

              (b) Any and all assignable licenses, permits, governmental authorizations, certificates of occupancy and other governmental approvals that are in effect as of the date of this Assignment and Assumption Agreement and necessary for the current use and operation of the Property to the extent assignable (collectively, "Permits");

              (c) Any and all warranties and telephone exchange numbers that exist as of the date of this Assignment and Assumption Agreement and relate to the Real Property or the Personal Property, as defined in said Purchase and Sale Contract (collectively, "General Intangibles"); and

              (d) All of Assignor's right, title and interest in and to the names One Westlakes, Two Westlakes, Three Westlakes, Five Westlakes and Westlakes Office Park (collectively, "Name").

              TO HAVE AND TO HOLD all of the foregoing unto the Assignee, its successors and assigns, from and after the date hereof, subject to the terms, covenants, conditions and provisions contained herein.

              2. Assignee hereby accepts the foregoing assignment of the Contracts, Permits, General Intangibles and Name and does hereby covenant that with respect thereto Assignee hereby assumes all the duties and obligations of Assignor accruing from and after the date hereof under the Contracts, Permits, General Intangibles and Name.

              3. This Agreement and the obligations of the parties hereunder shall survive the closing of the transactions referred to in the Purchase and Sale Contract, shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania and may not be modified or amended except by written agreement signed by both parties.

              IN WITNESS WHEREOF, the parties have executed this agreement under seal on the day and year first above written.

WITNESS:                                   ASSIGNOR:

                                           BEACON PROPERTIES, L.P.

      _________________________            By:  Beacon Properties Corporation,
                                                General Partner

                                                By:

                                                      Charles H. Cremens, Senior
                                                       Vice President

                                           ASSIGNEE:

                                           ______________________________

_________________________                  By:    _______________________
                                                  Name:
                                                  Its:

                                    EXHIBIT H

                            FORM OF FIRPTA AFFIDAVIT

                       CERTIFICATION OF NONFOREIGN STATUS

                                   Partnership

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon disposition of a U.S. real property interest, Beacon Properties, L.P.

("Beacon"), hereby certifies the following:

1.    Beacon is not a foreign person for the purposes of U.S. income taxation;

2.    Beacon's taxpayer identification number is:

3.    Beacon's business address is: 50 Rowes Wharf, Boston, Massachusetts 02110.

      Beacon understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statements Beacon has made here could be punished by fine, imprisonment, or both.

      Under penalties of perjury, Beacon declares that it has examined this certification and to the best of its knowledge and belief it is true, correct, and complete.

Date: ______________________

                             BEACON PROPERTIES, L.P.

                             By:  Beacon Properties Corporation, General Partner

                                    By:

                                          Charles H. Cremens,
                                          Senior Vice President

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                                    EXHIBIT I

                               OPERATING CONTRACTS





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
                                    EXHIBIT J

                                LITIGATION, ETC.





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
                                    EXHIBIT K

                              ESTOPPEL CONFIRMATION

TO:      The Landlord under the Lease;
         The purchaser of the Property ("Purchaser"); and Any Mortgagees of the Property

         Tenant hereby certifies as follows:

         1. A copy of the Estoppel Certificate which the undersigned recently signed is attached hereto.

         2. The information set forth on the Estoppel Certificate is repeated with an effective date of March 31, 1997, and is true and correct [except as follows:]

         3. Tenant has paid rent and all other charges through March 31, 1997.

         This Estoppel Confirmation is given to Landlord, Purchaser and Mortgagees (as such terms are defined herein or in the Estoppel Certificate) with the understanding that said parties will rely hereon in connection with the conveyance of the Property of which the Premises constitute a part.

                                    TENANT

Date:____________________           By:______________________



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                                    EXHIBIT L

                                 TENANT NOTICES




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